UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 10, 2020

Six Flags Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East
Grand Prairie, Texas	75050
(Address of principal executive offices)	(Zip Code)

(972) 595-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.025 par value per share	SIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01             Other Events

The development of the Six Flags-branded parks in China has encountered continued challenges and has not progressed as Six Flags Entertainment Corporation (the “Company”) had expected. The Company’s partner in China, Riverside Investment Group (“Riverside”), continues to face severe challenges due to the macroeconomic environment and the declining real estate market in China. This has led Riverside to default on its payment obligations to the Company and, as such, the Company has delivered formal notices of default under its agreements. While the Company continues to work with Riverside and each of Riverside’s governmental partners, the eventual outcome is unknown and could range from the continuation of one or more projects to the termination of all the Six Flags-branded projects in China.

In the fourth quarter of 2019, the Company will realize no revenue from the China international agreements and expects a negative $1 million revenue adjustment related to the China international agreements that will offset a portion of the revenue from the Company’s remaining international agreements. In addition, the Company expects aggregate one-time charges of approximately $10 million related to the China international agreements and certain unrelated litigation matters in the fourth quarter. For 2020, while the Company does not foresee any significant additional one-time costs or expenses irrespective of the outcome of the Six Flags-branded projects in China, the loss of all the China projects would result in no revenue for that market if Riverside does not cure the default and the Company is not able to engage other partners to complete any of the projects.

Separately, the Company’s North America parks experienced lower attendance in the fourth quarter of 2019 versus the same period in 2018 due to softer than expected season pass and membership sales, primarily during the holiday sales periods. As a result, the Company expects total revenue in the fourth quarter of 2019 to be less than prior year by $8-$10 million.

The Company will provide additional details about the results for the fourth quarter of 2019 in the Company’s year-end earnings release and investor call.

Forward Looking Statements

This Current Report on Form 8-K contains statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact could be deemed forward-looking. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, the Company’s expectations regarding the Six Flags-branded projects in China, the Company’s expectations regarding costs or expenses related to these projects and unrelated litigation, the Company’s operations and results of operations, and the risk factors or uncertainties listed from time to time in the Company’s filings with the Securities and Exchange Commission ("SEC"). Although the Company believes that it has a reasonable basis for each forward-looking statement contained herein, these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which it cannot be certain. In addition, important factors, including factors impacting attendance, such as local conditions, natural disasters, contagious diseases, events, disturbances and terrorist activities; recall of food, toys and other retail products sold at the Company’s parks; accidents occurring at the Company’s parks or other parks in the industry and adverse publicity concerning the Company’s parks or other parks in the industry; inability to achieve desired improvements and the Company’s aspirational financial performance goals; adverse weather conditions such as excess heat or cold, rain and storms; general financial and credit market conditions; economic conditions (including customer spending patterns); changes in public and consumer tastes; construction delays in capital improvements and ride downtime; competition with other theme parks, waterparks and entertainment alternatives; dependence on a seasonal workforce; unionization activities and labor disputes; laws and regulations affecting labor and employee benefit costs, including increases in state and federally mandated minimum wages, and healthcare reform; pending, threatened or future legal proceedings and the significant expenses associated with litigation; cybersecurity risks and other factors could cause actual results to differ materially from the Company’s expectations. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, and its other filings and submissions with the SEC, each of which are available free of charge on the Company’s investor relations website at investors.sixflags.com and on the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Lance C. Balk
		Name:	Lance C. Balk
		Title:	Executive Vice President and General Counsel
d
Date: January 10, 2020